U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

OBAN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-4892274
(State or other jurisdiction of	(I.R.S. Employer
incorporation or formation)	Identification Number)

2219 20th Avenue, #B
San Francisco, California	94116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: 415-812-2978

Copies to:

David K. Cheng, Esq.

Nixon Peabody LLP

One Embarcadero Center, Suite 1800

San Francisco, CA 94111

 Telephone number: 415-984-8342

Facsimile Number: 415-984-8300

Securities to be registered under Section 12(b) of the Exchange Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|	Non-accelerated filer |_|	Small reporting company |X|

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our Common Stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration will become automatically effective 60 days after filing. Upon effectiveness, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our,” or “us” mean Oban Industries, Inc. Our principal place of business is located at 2219 20th Avenue, #B, San Francisco, CA 94116 and our telephone number is 415-812-2978.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, these assumptions do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed about the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will, in fact, transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Business.

(a) Introduction.

Oban Industries, Inc. (the “Company,” “we,” “us,” or “our” or the “Registrant”) was incorporated in the State of Delaware on January 28, 2011. The Company was formed as a vehicle to pursue a business combination. Since inception, the Company has been engaged in organizational efforts. The business purpose of the Company is to seek acquisition of, or merger with, an existing company. The Company intends to seek a merger with a company that is located in the People’s Republic of China (“China”). However, the Company reserves the right to complete a business combination with a company in any industry and in any geographic location. Mr. Roger Ng is the Company’s sole officer and director. All references herein to management of the Company are to Mr. Ng.

To date, the Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The Company has no full-time employees and owns no real estate or personal property. The Independent Auditor’s Report to the Company’s financial statements for the period ended on January 31, 2011 included in this Form 10, expresses substantial doubt about the Company’s ability to continue as a going concern. As of January 31, 2011, the Company has incurred $3,000 losses, generated no revenues or earnings from operations, and possesses no significant assets or financial resources. As of January 31, 2011, we have $5,000 in our treasury. We anticipate in the next 12 months incurring costs mainly related to (i) filing of Exchange Act reports and (ii) investigating, analyzing and consummating an acquisition. We estimate that these expenses for (i) and (ii) listed above to be Eight Thousand Dollars ($8,000) annually and Fifteen Thousand Dollars ($15,000), respectively. The Company believes it will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our existing stockholder, management or other investors. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our stockholder or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained. Mr. Ng has verbally committed to provide funding, if necessary, until the Company engages in business activities that provide cash flow sufficient to cover of the costs of operations. However, the Company does not have any written agreements in place with Mr. Ng to provide the Company with any funding and as such, there is no binding legal obligations for Mr. Ng to provide any funding to the Company. If we are not able to obtain additional funding, the amount of cash in our treasury will run out in or about January, 2012. In the event that the money in our treasury ran out and we failed to obtain additional funding, we might have to cease operations. The Company selected January 31 as its fiscal year-end.

(b) Business of the Issuer.

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines a “blank check” company as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules, and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Our sole officer and director, Mr. Roger Ng, does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for as long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. At this time, the Company has no detailed plan on how it intends to find a business acquisition target over the next 12 months. As such, there is no guarantee that we will achieve immediate short-term earning or long-term growth from any business combination that we enter into. The Company currently has no proposal, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. Our sole officer and director, Mr. Roger Ng, has not had any material discussion with any business with respect to acquisition by the Company. No assurance can be given that we will consummate any transaction.

The Company intends to seek a target company that is located in China. However, it will not restrict its potential candidate target company to this geographic location or any other specific business or geographic location and, thus, may acquire any type of business in any location. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. Our sole officer and director, Mr. Roger Ng, will search for and conduct an analysis of any business opportunities. The Company does not anticipate engaging any professional firms or other individuals that specialize in business acquisitions to assist Mr. Ng in such search, but will rely upon Mr. Ng’s business contacts and relationships in seeking a suitable acquisition.

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In our efforts to analyze potential target companies, we consider numerous factors, including the following:

•	Potential for growth, indicated by new technology, existing brand-name recognition, anticipated market expansion, and/or new products;

•	Competitive position as compared to other businesses of similar size and experience within the industry segment, as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the target’s business opportunity can be advanced by means of the business combination;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items; and

•	Other relevant factors based on industry, market, and other considerations.

In applying the foregoing criteria, no one of which will be controlling, we will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. However, due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical, and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential target(s) as possible, given the lack of information that may be available regarding private companies, our limited personnel and financial resources, and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information that is made available to us. This due diligence review will be conducted by our sole officer and director, Mr. Roger Ng, or to the extent Mr. Ng is able to obtain for the Company the necessary financial resources to pay for such assistance, by unaffiliated third parties that we may engage. While the Company is seeking and evaluating a business combination, Mr. Ng anticipates devoting approximately 10 to 20 hours per month to the business of the Company in furtherance of this endeavor.  Our lack of funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent, in making decisions, upon information provided by the promoters, owners, sponsors, or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The Company has no cash at this time and no plan to engage in equity financing or to borrow money from a traditional lending source. Mr. Ng has verbally committed to provide funding, if necessary, until the Company engages in business activities that provide cash flow sufficient to cover of the costs of operations. However, the Company does not have any written agreements in place with Mr. Ng to provide the Company with any funding and as such, there is no binding legal obligations for Mr. Ng to provide any funding to the Company. Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us. Presently, we have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with, or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. (See Risk Factors).

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(c) Form of Business Combination.

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company, and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of its Common Stock, par value $0.0001 per share, or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depend upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax-free” provisions provided under the Code, our then-existing stockholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, our then-existing stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who are stockholders of the Company before such business combination.

The Company does not intend to supply disclosure to then-existing stockholders concerning a target company before the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in the majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination that results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

Currently, we have one stockholder, who holds all of the issued and outstanding Common Stock of the Company. The present stockholder of the Company will likely not have a control of a majority of the voting securities of the registrant following a business combination. As part of that transaction, all or a majority of the Company’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon Mr. Roger Ng’s sole determination without any vote or approval by stockholders unless otherwise required by applicable law or regulation. Stockholder approval is not required under the Delaware law or the Company’s Certificate of Incorporation if the business combination is accomplished through the merger of a wholly-owned subsidiary of the Company and the target company, or a merger that does not amend the Company’s certificate of Incorporation, and in which our outstanding shares of common stock do not change or we issue less than 20% of our outstanding shares of common stock in connection with such merger. Stockholder approval will be required if the transaction requires a name change, change in capital structure of the Company, stock splits or any other actions that requires stockholder approval under Delaware law or our Certificate of Incorporation. In the event that stockholder approval is required for actions in connection with a business opportunity, a stockholder meeting will be called to obtained the approval of the holders of a majority of the outstanding securities. The Company will prepare, file with the Securities Exchange Commission and mail to stockholders the appropriate 14C Information Statement and Proxy Statement if required. The necessity to obtain such stockholder approval may result in delay and additional expenses in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, Mr. Ng will seek to structure any such transaction so as not to require stockholder approval unless otherwise required by applicable law or regulation.

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The Company intends to search for a business combination by contacting various sources including, but not limited to, our stockholder, lenders, investment banking firms, private equity funds, consultants, and attorneys. The approximate number of persons or entities that will be contained is unknown and dependent on whether any opportunities are presented by the sources that we contact. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require approximately 10 to 20 hours per month of time from Mr. Roger Ng and result in substantial costs for accountants, attorneys, and others. The Company estimates the costs relating to consummating an acquisition to be approximately Fifteen Thousand Dollars ($15,000). The Company has no cash at this time to pay for these costs and has no arrangement, agreement or understanding from the stockholder or any other investors to obtain funding to cover these costs. Although we expect that Mr. Ng will either provide or obtain funding to cover such costs, there is no written commitment or legal obligations for Mr. Ng to do so. If the Company enters into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to the business combination. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

(d) Competition.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, is active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise, and managerial capacities than we do. Consequently, we will be at a competitive disadvantage in identifying possible business opportunities and completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a business combination.

(e) Employees.

We presently have no full-time employees. Our sole officer and director is engaged in outside business activities and is employed on a full-time basis by another entity. Our sole officer and director anticipates that he will devote very limited time to our business until a business opportunity has been identified. The specific amount of time that Mr. Roger Ng will devote to the Company may vary from week to week or even day to day. While seeking a business combination, Mr. Ng anticipates devoting approximately 10 to 20 hours per month to the business of the Company.

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk. You should consider carefully the following risk factors before investing in our securities. If any of the following risks actually occurs, our business, financial condition, or results of operations could be adversely affected.

Risks Related to Our Business.

Our business is difficult to evaluate because we have no operating history.

We were incorporated in Delaware on January 28, 2011, and are considered to be in the development stage. Since inception, the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in incurring a net operating loss that will increase continuously until we can consummate a business combination with a business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

Current economic conditions may preclude us from entering into a merger or acquisition and obtaining funding.

Current economic conditions and financial conditions are volatile. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment have caused a global slow-down.

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We are a blank check company with no operating history, no revenue and no profitable operations. The lack of a market for our common stock precludes us from raising capital, in the equity markets, until shares of our common stock are registered pursuant to, or exempt from registration under the Securities Act; and, any other applicable federal or state securities laws or regulations. Target firms that might consider a merger or acquisition with us are seeking to gain the advantages and perceived benefits of becoming a public company and to obtain access to the US capital markets. In current economic volatility, even if a business combination is consummated, the combined company may not be able to successfully raise capital in the equity markets. Therefore, target firms that might consider a merger or acquisition with us may decide to postpone or forego such a business combination with us because of current market condition and the fact that we lack of operations and access to capital. We cannot accurately predict how long these current economic conditions will persist and continue to affect us.

Our future success is highly dependent on Mr. Roger Ng’s ability to locate and attract a suitable acquisition.

The success of our plan of operation will depend to a great extent on the operations, financial condition, and management of the identified business opportunity. While Mr. Roger Ng intends to seek a business combination with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Conflicts of interest exist between the interest of the Company and the sole officer and director.

Certain conflicts of interest exist between the Company and its sole officer and director, Mr. Roger Ng. Mr. Ng is the founder and the owner of 99% equity interest of GroRiver Capital LLC. Other than holding 100% ownership in the Company, GroRiver Capital LLC holds 100% ownership interest in Phoenix Agri Enterprises, Inc., a blank check shell company registered under the Securities Exchange Act of 1934 with the principal purpose of seeking a business combination with an operating business. If Phoenix Agri Enterprises, Inc. successfully completes a business combination, GroRiver Capital LLC will likely receive considerations in exchange for all or a part of its ownership interest, as would Mr. Ng. When the Company and Phoenix Agri Enterprises, Inc. desire to take advantage of the same business combination opportunity, a conflicts of interest will arise. In such a situation, Mr. Ng will exercise due care and diligence in presenting the Company to a potential target business. Whether the potential target business will consummate a business combination with the Company, Phoenix Agri Enterprises, Inc. or neither of them will be at the target business’s sole discretion. We cannot assure that the conflict will be resolved in our favor.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Roger Ng has not identified any specific business combination or other transactions for formal evaluation by us.

There can be no assurance that we will consummate a business combination.

We have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with, or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Mr. Roger Ng has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

There is significant competition for companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a business combination.

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There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the SEC. The registration statement on Form 10 is automatically effective 60 days after filing with the SEC without a registrant’s effort to seek its effectiveness or the SEC’s approval. The relative ease and low cost with which a company may become a blank check company or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a business combination.

Our business model is risky because it does not offer benefits of diversification and, if successful, will likely result in a change of control.

We anticipate that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our plan to offer a controlling interest to a target company to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gain from another.

We are likely to incur losses.

As of January 31, 2011, we have incurred a loss of $3,000. We expect that we will incur losses at least until we complete a business combination and perhaps after such a combination as well. There can be no assurance that we will ever be profitable.

We face a number of risks associated with potential acquisitions.

We intend to use reasonable efforts to complete a business combination with an operating target company. The consummation of any business combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products, and personnel of the acquired company and the possibility of insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate acquisitions we make could adversely affect our business, strategy, and operating results in a material way.

We are currently unable to ascertain the merits or risks of a target’s operations and may be subject to risks inherent in a particular target business or industry.

Our sole director and officer has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. We are currently unable to ascertain the merits or risks of the target’s operations. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging-growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although Mr. Roger Ng will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks prior to the business combination.

We may incur substantial debt, which could adversely affect our financial condition.

Completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt to complete a business combination, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures, and general corporate purposes. Our indebtedness may negatively affect our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and affect the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; affect our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

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We may not be able to raise additional capital as it is needed to fund our operations.

We have limited financial resources and currently have limited prospects of raising additional capital at least until we consummate a business combination. Even assuming we consummate a business combination with a suitable target company, no assurance can be given that we will be able to raise any additional capital that may be needed in any public or private offering of our securities, or secure debt through banks or other lenders.

Mr. Roger Ng, our sole officer and sole director, intends to devote only a limited amount of time to seeking a target company, which may adversely affect our ability to identify a suitable acquisition candidate.

While seeking a business combination, Mr. Roger Ng anticipates devoting very limited time (approximately 10 to 20 hours per month) to the Company’s affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely affect our ability to identify and consummate a business combination.

Due to the limited capital available for investigation and diligence, we may not discover or adequately evaluate all adverse facts about a target company.

In evaluating a prospective business combination, we may not be able to conduct an extensive due diligence review of potential target company given the lack of information that may be available regarding private companies, our limited personnel and financial resources, and the inexperience of our management with respect to such activities. This due diligence review will be conducted either by Mr. Roger Ng or, to the extent we obtain funding to pay for such assistance, by unaffiliated third parties that we may engage. Our lack of funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Therefore we may not be able to discover or adequately evaluate all adverse facts about a target company.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most-attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise-suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act are applicable.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing, and other professional services. Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement, and maintain adequate internal controls and procedures over financial reporting. Based on preliminary discussion with professionals in legal, accounting and auditing areas, we estimate the expenses in complying with the reporting requirements to be approximately Eight Thousand Dollars ($8,000) annually. The Company has minimal amount of cash at this time to pay for these costs and has no arrangement, agreement or understanding from the stockholder, management or any other investors to obtain funding to cover these costs. When fundraising becomes necessary, the company will consider various options, including loans or investments in the Company by our current stockholders or management. No assurance can be given that the Company will be successful in raising funds.

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We currently do not have robust internal controls over financial reporting and may not be able to produce reliable financial reports.

The Company has no established sufficient internal controls over financial reporting because the Company has no operations and no revenues from operations. The costs of complying with the Sarbanes-Oxley Act and the limited time that Mr. Roger Ng will devote to the Company also makes it difficult for us to design, implement, and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence.

The Company may be subject to further government regulation, which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, the management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure a business combination to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in the Company being taxed on the consideration received in the business combination. Currently, a transaction may be structured to result in tax-free treatment to both companies, as prescribed by various U.S. federal and state tax provisions. We intend to structure any business combination to minimize the federal and state tax consequences to both us and the target entity. However, we cannot guarantee that a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the business combination.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders, and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency, and balance of payments positions, and in other respects.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist, since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company, since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to Our Stockholders and Shares of Common Stock.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 300,000,000 shares of Common Stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then-existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by Mr. Roger Ng, resulting in an additional reduction in the percentage of Common Stock held by our then-existing stockholders. Our Board of Directors may have the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

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Our stockholder will likely have a minority interest in the Company following a business combination.

If we enter into a business combination with a target company with a value in excess of the value of our Company and we issue shares of our Common Stock to the stockholders of the target company as consideration for entering into the business combination with us, both of which are likely, our stockholders will likely own less than 50% of the Company after the business combination is consummated. The stockholders of the target company would, therefore, be able to control the election of our Board of Directors and our Company.

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Our shares of Common Stock are not registered under the securities laws of any state or other jurisdiction and, accordingly, there is no public trading market for our Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged ,or otherwise transferred unless subsequently registered pursuant to, or exempt from, registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of Common Stock cannot be sold under exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporate Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”). The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws. Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”) subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Our Common Stock currently is a “penny stock”, which may make it more difficult for investors to sell their shares due to substantiality requirements.

Our Common Stock currently is a “penny stock” as that term is defined in Rule 3a51-1 under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouses.

The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor, setting forth the identify and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

There are issues affecting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

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Since our shares of Common Stock issued before a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged, or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a registration statement on Form S-1, or some other available form, to register for resale such shares of Common Stock after the business combination is consummated. We cannot control this future registration process in all respects, as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurance that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

In addition, we believe that the SEC has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions. We believe that the SEC is reluctant to allow smaller issues to rely on Rule 415 under the Securities Act (“Rule 415”) which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead, expects the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, especially if the facts and circumstances are such that the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

It appears that the SEC, in most of the cases in the past, permitted a registration for resale of up to one-third of the total number of shares of Common Stock then currently owned by persons who were not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Since we may have little or no tradable shares of Common Stock following a reverse merger or business combination, it is unclear how many, if any, shares of Common Stock the SEC will permit us to register for resale. We believe that SEC staff members are more willing to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. It is possible that the SEC may require, as a condition to the declaration of effectiveness of a resale registration statement, that we reduce or “cut back” the number of shares of Common Stock to be registered in such registration statement. The result of the foregoing is that a stockholder’s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut-back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or if the SEC requires us to file a primary registration statement. The foregoing is solely based on the management’s belief. There is no guarantee that the SEC will take any of the actions as discussed above.

We have never paid dividends on our Common Stock and do not intend to do so in the foreseeable future.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

We cannot assure you that, following a business combination with an operating business, our Common Stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our Common Stock on NASDAQ or the NYSE Amex Equities, formally known as the American Stock Exchange. However, we cannot assure you that, following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange. After completing a business combination, until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. However, there can be no assurance that we will be eligible to trade on the OTC Bulleting Board, the pink sheets or another over-the-counter quotation system after a business combination. We will need a market maker for quotation on the OTC Bulleting Board and there is no assurance that a market maker will be obtained. Even if we are listed on the OTC Bulletin Board, another over-the-counter quotation system or on the pink sheets, there is no assurance that an active market will develop. Furthermore, we will be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

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Our stockholders may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

To provide an interest in the Company to third parties, our stockholder(s) may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being used by the Company to repurchase shares of Common Stock held by our current stockholder(s). As a result of such transaction(s), our management, stockholder(s), and Board of Directors may change.

Item 2. Financial Information.

Management Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. At this time, the Company has no detailed plan on how it intends to find a business acquisition target over the next 12 months. As such, there is no guarantee that we will achieve immediate short-term earning or long-term growth from any business combination that we enter into. The Company will not restrict our potential candidate target companies to any specific business, industry, or geographical location and, thus, may acquire any type of business.

The Company is in a development stage. It does not currently engage in any business activities that provide cash flow and has not earned any revenues from operations to date. These operations raise substantial doubts about our ability to continue as a going concern. Currently, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay any liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Mr. Roger Ng’s plan include obtaining additional funds by equity financing in conjunction with a reverse merger transaction; however, there is no assurance of additional funding being available.

For the period from January 28, 2011 (inception), through January 31, 2011, we had a net loss of $3,000, consisting of professional services fees incurred in relation to our formation and the preparation of this registration statement. We anticipate in the next 12 months incurring costs mainly related to (i) filing of Exchange Act reports and (ii) investigating, analyzing and consummating an acquisition. We estimate that these expenses for (i) and (ii) listed above to be Eight Thousand Dollars ($8,000) annually and Fifteen Thousand Dollars ($15,000), respectively. The Company believes it will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by our existing stockholder, management or other investors. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our stockholder or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained. Mr. Ng has verbally committed to provide funding, if necessary, until the Company engages in business activities that provide cash flow sufficient to cover of the costs of operations. However, the Company does not have any written agreements in place with Mr. Ng to provide the Company with any funding and as such, there is no binding legal obligations for Mr. Ng to provide any funding to the Company. If we are not able to obtain additional funding, the amount of cash in our treasury will run out in or about January, 2012. In the event that the money in our treasury ran out and we failed to obtain additional funding, we might have to cease operations.

The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent on our ability to develop additional source of capital, locate and complete a merger with another company, and, ultimately, achieve profitable operations. Presently, we have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with, or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. (See Risk Factors).

The Company may consider a business that has recently commenced operations, is a developing company in need of additional funds or expansion into new product or markets, is seeking to develop a new product or service, or is an established business that may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital, but that desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control that may occur in a public offering.

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Our sole director and officer has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early-stage or potential emerging-growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although Mr. Roger Ng will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Mr. Roger Ng anticipates that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of Mr. Ng’s plan to offer a controlling interest to a target business to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are numerous firms seeking the benefits of a business combination with an SEC reporting company and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms under which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures, and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Liquidity and Capital Resources.

As of January 31, 2011, the Company had a total of $5,000 in assets and no liabilities. The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the period from inception

From Inception (January 28, 2011) through January 31, 2011
Net Cash (Used in) Operating Activities	($ 3,000)
Net Cash Provided by Financing Activities	$ 8,000
Net Increase (Decrease) in Cash and Cash Equivalents	$ 5,000

The Company has nominal assets and has generated no revenues since inception. Since inception, the Company has only received $8,000 capital contribution from the stockholder and has received no other funding or capital resources. The Company is dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company. To date, we have had no discussions with our stockholder or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations.

Off-Balance Sheet Arrangements.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

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Item 3. Properties.

The Company neither rents nor owns any properties. The Company uses the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages, or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security Ownership of Certain Beneficial Owners.

The following table sets forth, as of January 31, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors, and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

GroRiver Capital LLC 3610-2 North Josey Lane, Suite 223 Carrollton, Texas 75007	800,000 shares of Common Stock	100%
Roger Ng (1) 2219 20th Avenue, San Francisco, California 94116	800,000 shares of Common Stock (2)	100%
All Directors and Officers as a Group (1 individual)	800,000 shares of Common Stock	100%

____________________________

(1) Roger Ng serves as the sole officer and director of the Company.

(2) Includes 800,000 shares of Common Stock owned of record by GroRiver Capital LLC. Mr. Roger Ng, as the Manager and owner of 99% equity interest of GroRiver Capital LLC, may be deemed to be the indirect beneficial owner of these securities, since he has majority voting and investment control over these securities.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our sole director and officer and additional information concerning him is as follows:

Name	Age	Position

Mr. Roger Ng	41	President, Secretary, Treasurer, and Director

Mr. Roger Ng, our President, Secretary, Treasurer and Director since inception, is the founder and manager of GroRiver Capital LLC, a consulting firm that provides corporate consulting and development services to startup businesses in China. Mr. Ng founded GroRiver Capital LLC in 2005 and controls 99% of its ownership interest. Prior to founding GroRiver Capital LLC, from 2001 to 2004, Mr. Ng was the co-founder and the Chief Technology Office of Jaguar Telecom, a telecommunication equipment provider in China. At Jaguar Telecom, he led product developments for major Chinese telecommunication companies clients. Preceding Jaguar Telecom, Mr. Ng was the Vice President of Engineering and a consultant of EvoTech, Inc., a US-based software development company. During his 10 years tenure at EvoTech, Inc., Mr. Ng worked on over 20 product development projects that involved telecommunication equipments, networking equipments and consumer electronics. Mr. Ng holds a Master degree in Computer Science from Stanford University. His operational experience in the telecommunication, networking and software industries, as well as his extensive business resources in China, will be beneficial to the Company as it seeks a business combination target. Mr. Ng has limited accounting and legal knowledge and will depend on accountants and attorneys in preparing the Company’s financial statements and complying with reporting requirements under Regulation 13A and otherwise.

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(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

During the past ten years, no promoter, control person of the Company, present or former directors, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, was a subject of such a petition, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations or other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated ;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal Commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) any federal or state securities or commodities law or regulation; or

(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) was the subject of, or a party to, any sanction order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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(e) Prior Bank Check Company Experience

GroRiver Capital LLC, in which Mr. Roger Ng serves as the Manager and controls 99% ownership interest, is the sole stockholder of the following company:

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

Phoenix Agri Enterprises, Inc.	November 18, 2010	Effective February 1, 2011	000-54203	None

Item 6. Executive Compensation.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officer. The Company’s sole officer and director has not received any cash remuneration since inception, and there are no current agreements or understandings with Mr. Roger Ng to compensate him for his services. No remuneration of any nature has been paid on account of services rendered by a director in such capacity. Our sole officer and director intends to devote very limited time to our affairs.

It is possible that, after the Company consummates a business combination with an unaffiliated entity, that entity may desire to employ Mr. Roger Ng for the purposes of providing services to the surviving entity. However, the Company has a verbal agreement with Mr. Roger Ng providing that offer of any post-transaction employment to Mr. Roger Ng will not be a consideration in our decision of whether to undertake any proposed transaction. There are currently no understandings or agreements regarding compensation that Mr. Roger Ng will receive after a business combination.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Roger Ng, President and Director	2011	$0	0	0	0	0	0	$0	$ 0

No retirement, pension, profit-sharing, stock option, or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

(a) Certain Relationships and Related Transactions

On January 31, 2011, the Company offered and sole an aggregate of 800,000 shares of Common Stock to GroRiver Capital LLC for an aggregate purchase price equal to $8,000, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the “Common Stock Purchase Agreement”). The shares owned by GroRiver Capital LLC represent all of the issued and outstanding shares of capital stock of the Company. Mr. Roger Ng, our President and sole director, is the founder, manager, and the owner of 99% equity interests of GroRiver Capital LLC. As such, Mr. Ng may be deemed to beneficially own the shares of Common Stock held of record by GroRiver Capital LLC. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. The Common Stock Purchase Agreement is attached hereto as Exhibit 10.1.

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(b) Director Independence.

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board of Directors be independent and, therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Under such definition, our sole officer and director would not be considered an independent director.

Except as otherwise indicated herein, there have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

(b) Holders.

As of January 31, 2011, there was one record-holder of an aggregate of 800,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is Mr. Roger Ng’s present intention to use all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

On January 31, 2011, the Company offered and sold an aggregate of 800,000 shares of Common Stock to GroRiver Capital LLC, an entity formed under Texas law, for an aggregate purchase price equal to $8,000.00, pursuant to the terms and conditions set forth in a certain Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”). The shares owned by GroRiver Capital LLC represent all of the issued and outstanding shares of the Common Stock of the Company. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. A form of the Common Stock Purchase Agreement is attached hereto as Exhibit 10.1.

No securities have been issued for services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11. Description of the Company’s Securities to be Registered.

(a) Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 300,000,000 shares of Common Stock, par value $0.0001 per share. As of January 31, 2011, 800,000 shares of Common Stock were issued and outstanding.

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All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with various actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders, or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide, in its certificate of incorporation, that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions; or

• any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right, or protection of a director of our company existing at the time of such repeal or modification.

20

Item 13. Financial Statements and Supplementary Data.

OBAN INDUSTRIES, INC.

(A Development Stage Company)

Table of Contents

January 31, 2011

_________________

* Page F-1 follows page 21 to this Registration Statement on Form 10.

21

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

See Item 13.

(b) Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation
3.2	By-Laws
10.1	Form of Common Stock Purchase Agreement

22

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Company caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OBAN INDUSTRIES, INC.

Date: April, 2011	By:	/s/ Roger Ng
Name: Roger Ng Title: President, Secretary, Treasurer, and Sole Director

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Oban Industries, Inc.

We have audited the accompanying balance sheet of Oban Industries, Inc. (a development stage enterprise)(the “Company”) as of January 31, 2011 and the related statements of operations, stockholders’ equity/(deficit), and cash flows for the period from January 28, 2011 (inception) through January 31, 2011. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oban Industries, Inc. (a Delaware corporation) as of January 31, 2011 and the results of its operations and its cash flows for the period January 28, 2011 (inception) through January 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (January 28, 2011) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, Illinois

February 18, 2011

F-1

OBAN INDUSTRIES, INC.
(A Development Stage Enterprise)
BALANCE SHEET

(Audited)

ASSETS

January 31, 2011
CURRENT ASSETS:
Cash and equivalents	$5,000
Total Current Assets	5,000

Total Assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES:
Accrued Expenses	$—
Total Current Liabilities	—

STOCKHOLDERS' EQUITY/(DEFICIT):

Common stock, $0.0001 par value; 300,000,000 shares authorized; 800,000 shares issued and outstanding	80
Additional paid-in capital	7,920
Deficit accumulated during the development stage	(3,000)
Total Stockholders' Equity	5,000

Total Liabilites and Stockholder's Equity	$5,000

The accompanying notes are an integral part of these statements.

F-2

OBAN INDUSTRIES, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

Cumulative from
January 28, 2011 (Inception)
through January 31, 2011

Net Sales	$—

Cost of Sales	—

Gross Profit	—

Expenses:
General & Administrative	3,000

Total Expenses	3,000

Net (loss) before Income Taxes	(3,000)

Provision for Income Taxes	—

Net (loss)	$(3,000)

Basic and diluted net loss per common share	**

Weighted average number of common shares outstanding	800,000

**	Less than $0.01 per share

 The accompanying notes are an integral part of these statements.

F-3

OBAN INDUSTRIES, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM JANUARY 28, 2011 (INCEPTION) THROUGH JANUARY 31, 2011

(Audited)

				Accumulated
			Additional	(Deficit) During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity/(Deficit)

Balance at January 28, 2011 (date of inception)	—	$—	$—	$—	$—

Issuance of common stock for cash at $.0001 per share	800,000	80	7,920	—	8,000

Net (loss) for the period ended January 31, 2011				(3,000)	(3,000)

Balance at January 31, 2011	800,000	$80	$7,920	$(3,000)	$5,000

The accompanying notes are an integral part of these statements.

F-4

OBAN INDUSTRIES, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

(Audited)

Cumulative from
January 28, 2011 (Inception) through
January 31, 2011
OPERATING ACTIVITIES:
Net loss	$(3,000)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities:
Increase/(decrease) in accrued expenses	—

Net cash used in operating activities	(3,000)

INVESTING ACTIVITIES:

FINANCING ACTIVITIES:
Proceeds from sale of common stock	8,000

Net cash provided by (used in) financing activities	8,000

NET INCREASE (DECREASE) IN CASH	5,000

CASH BEGINNING BALANCE	—

CASH ENDING BALANCE	$5,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$—
Interest paid	$—

 The accompanying notes are an integral part of these statements.

F-5

OBAN INDUSTRIES, INC.

(A Development-Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Oban Industries, Inc. (the “Company”) was incorporated in the State of Delaware on January 28, 2011. Since inception, the Company has been engaged primarily in organizational efforts. The Company was organized to identify and evaluate and, if such evaluation warrants, negotiate and consummate a business combination with a target company. The Company will look for potential target companies in a broad range of industries and may engage in a business combination with any type of business. If a business combination is consummated, it is expected that there will be a change of control of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting.

The Company’s financial statements are prepared using the accrual method of accounting. The Company’s fiscal year ends on January 31.

Development-Stage Enterprise.

The Company complies with Accounting Standards Codification (“ASC”) 915−235−50 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration-stage enterprise.

Cash and Cash Equivalents.

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes.

Income taxes are provided in accordance with Standard Accounting Codification 740−10−05, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Net Loss Per Share.

Basic and diluted loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. There were no potentially issuable common stock equivalents outstanding at January 31, 2011.

Fair Value of Financial Instruments.

F-6

Accounting Standards Codification 825-10-50 “Financial Instruments – Overall – Disclosure,” requires disclosure of fair-value information about financial instruments. Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2011. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts payable, and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments, since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Recent Accounting Pronouncements.

In February 2010, the FASB revised the authoritative guidance related to subsequent events. The Company is required to evaluate subsequent events through the date the financial statements are issued. The Company is not required to disclose the date through which subsequent events have been evaluated. This guidance was effective upon issuance for the Company for the period ending January 31, 2011. Since this guidance is not intended to significantly change the current practice of reporting subsequent events, it did not have an impact on the Company’s results of operations, cash flows, or financial position.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3. GOING CONCERN

The Company is a development-stage enterprise with minimal operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern, and could lead to discontinuance of operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination with a target company. This may result in the Company’s incurring a net operating loss that will increase unless the Company consummates a business combination with a profitable business. No assurance can be given that the Company will be able to identify a suitable target company and consummate a business combination, or that any such target company will be profitable at the time of a business combination or ever. Should the Company require additional funding for operations after a business combination, the Company currently plans to raise capital through the sale of additional capital stock or through the issuance of debt.

4. INCOME TAX

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

5. STOCKHOLDERS’ EQUITY

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 300,000,000 shares of common stock, with a par value of $0.0001 per share (the “Common Stock”). On January 31, 2011, the Company issued 800,000 shares of Common Stock to the sole officer for total cash proceeds of $8,000.

6. SUBSEQUENT EVENTS

The Company evaluated events subsequent to January 31, 2011, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were issued and it was concluded that there are no significant or material transactions to be reported.

F-7